  Exhibit 99

BassettFurniture Industries, Inc.	J. Michael Daniel, Vice-President
P.O. Box 626	and Chief Accounting Officer
Bassett, VA 24055	(276) 629-6614 – Investors

Jay S. Moore, Director of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release
Bassett Announces Fiscal Second Quarter Results

(Bassett, Va.) – July 5, 2012– Bassett Furniture Industries, Inc. (Nasdaq:  BSET) announced today its results of operations for its fiscal quarter ended May 26, 2012.

Fiscal 2012 Second Quarter Highlights

•	Consolidated sales for the second quarter 2012 increased 1.8% as compared to the second quarter 2011.
•	Operating profit for the second quarter was $1.6 million versus a $14.3 million loss for the second quarter last year.
•	Company-owned store delivered sales increased 12.6% with a 7.9% increase from the 43 comparable stores.
•	Company-owned stores generated a $0.1 million operating profit for the quarter.
•	Received $9.0 million distribution from U.S. Customs and Border Protection as part of the Continued Dumping and Subsidy Offset Act of 2000.
•	Repurchased 64,350 shares using $0.6 million and paid $0.6 million in dividends during the quarter.

On a consolidated basis, the Company reported net sales for the second quarter of 2012 of $67.5 million, an increase of $1.2 million, or 1.8%, from sales levels attained in the second quarter of 2011.  Operating income improved to $1.6 million from a loss of $14.3 million driven primarily by increased gross margins and significantly lower bad debt and notes receivable, licensee debt cancellation, restructuring, asset impairment and lease exit charges.  This was partially offset by higher selling, general and administrative expenses due to the increased mix of Company-owned stores as well as investments in our new Home and Garden Television (HGTV) initiatives and new showrooms in Las Vegas and High Point.  The Company received a $9.0 million cash distribution from U.S. Customs and Border Protection in the second quarter of 2012, representing the final distribution due the Company as part of the Continued Dumping and Subsidy Offset Act of 2000, which is included as other income in the condensed consolidated statement of operations.  As a result, the Company recorded net income of $8.0 million or $0.71 per diluted share compared to $62.6 million or $5.39 per diluted share in the second quarter of 2011.  Included in the prior year quarter was an $85.5 million gain associated with the Company’s sale of its interest in the International Home Furnishings Center.

“Our second quarter was highlighted by an overall sales increase and an increase in consolidated operating profit,” commented Robert H. Spilman Jr., president and chief executive officer.  “Perhaps more significantly, our Corporate Retail Division generated its first ever operating profit.  Moving forward, we will continue to vigorously pursue our strategies designed to grow the Company through sales to our store network, independent accounts, and our new partnership with HGTV.  Although it is difficult to gauge the strength of the overall economy at the moment, we are encouraged by the improved traffic in our Bassett Home Furnishings (BHF) stores and by our efforts to increase our business with independent furniture retailers.  We believe that our strong balance sheet in conjunction with our service levels in both our domestically produced and imported products are enabling us to take market share.”

Wholesale Segment

Net sales for the wholesale segment were $45.9 million for the second quarter of 2012 as compared to $45.8 million for the second quarter of 2011, an increase of 0.4%.  Wholesale shipments increased primarily due to a 5.8% increase in wholesale sales outside the BHF store network partially offset by a 1.0% decrease in shipments to the network.  The decrease in sales to the store network was due to the decline in the number of BHF stores; however, the average shipments per store actually increased by 4.3%.  Gross margins for the wholesale segment were 32.9% for the second quarter of 2012 and 32.8% for the second quarter of 2011. Wholesale SG&A, excluding bad debt and notes receivable valuation charges, decreased $0.1 million to $12.8 million for the second quarter of 2012 as compared to $12.9 million for the second quarter of 2011.  As a percentage of net sales, SG&A decreased 0.3 percentage points to 28.0% for the second quarter of 2012 as compared to 28.3% for the second quarter of 2011. The Company recorded $0.2 million of bad debt and notes receivable valuation charges for the second quarter of 2012 as compared with $6.2 million for the second quarter of 2011, which reflects the improved credit positions of the Company’s current fleet of licensees.

“We were pleased to achieve sales growth in our wholesale segment despite operating fewer stores than we did in the same period of fiscal 2011, primarily due to increased market share with independent furniture stores,” said Mr. Spilman.  “In addition, the debut of the HGTV Furniture Collection in our new HGTV showroom at the April High Point Market was very encouraging as we placed the assortment with several major new customers.  These products will begin to ship in September of this year and will continue to be phased in to our dealers through the first quarter of 2013.

“Excluding bad debt charges, our wholesale operating profit was flat with last year,” continued Mr. Spilman.  “Even though we have been incurring expense in preparation for the launch of HGTV, wholesale SGA costs were down slightly for the quarter.  Upfront expenditures for product development, personnel, marketing, and showrooms have been substantial as we set the table for this new venture.  Once again, we look forward to leveraging these investments with additional sales beginning this fall.”

Retail Segment

Company-owned stores had sales of $42.8 million in the second quarter of 2012 as compared to $38.0 million in the second quarter of 2011, an increase of 12.6%.  The increase was comprised of a $2.8 million or 7.9% increase in comparable store sales along with a $2.0 million increase in non-comparable store sales.  Contributing to the improvement in comparable store sales are such factors as improved pricing and merchandising strategies and improvements in the quality and training of the design associates who sell the Company’s products, as well as a general improvement in the retail environment in combination with targeted advertising which produced increased traffic through the Company’s stores.  While the Company does not recognize sales until goods are delivered to the customer, management tracks written sales (the dollar value of sales orders taken, rather than delivered) as a key store performance indicator. Written sales for comparable stores increased by 11.2% for the second quarter of 2012 as compared to the second quarter of 2011.

Operating income for the Company-owned stores improved to $0.1 million in the second quarter of 2012 as compared to a loss of $0.3 million for the second quarter of 2011 which was primarily driven by the sales increases noted above and a 1.5 percentage point improvement in gross margins.  The gross margin improvement was primarily due to the adverse impact of store liquidation sales which ran during the second quarter of 2011 related to the closure of five retail locations and the improved pricing strategies and increased sales of higher margin mattresses in the second quarter of 2012.  SG&A increased $2.5 million, primarily due to increased store count.  Included in the operating income for the second quarter of 2012 was a $0.2 million loss associated with the start-up of the new store in Paramus, New Jersey at the end of the quarter as there were essentially no delivered sales due to the timing of the opening.  Refer to the accompanying schedule of Supplemental Retail Information for results of operations for the Company’s retail segment by comparable and all other stores.

The following table summarizes the changes in store count during the six months ended May 26, 2012:

	November 26, 2011	New Stores	Stores Acquired	Stores Closed	May 26, 2012

Licensee-owned stores	39	-	-	(2)	37
Company-owned stores	49	3	-	(2)	50

Total	88	3	-	(4)	87

“Our corporate retail group produced a milestone achievement this quarter by producing their first ever quarterly operating profit,” added Mr. Spilman.  “This marks the fifth consecutive quarter of year over year improvement for the segment.  The delivered sales increase of 7.9% and the written sales increase of 11.2% are the result of the continuing maturation of our merchandising and marketing strategies and the absence of the distraction of the many licensee store takeovers that has hampered our corporate retail performance for the past few years.  We opened a new store in Paramus, New Jersey in late May and plan a new store in Dallas later this year.  Meanwhile, we will focus on the conversion of our in-store design centers to HGTV Design Studios at Bassett that will be rolled out later this summer and featured nationally on the HGTV network beginning Labor Day weekend.”

Balance Sheet and Cash Flow

As previously stated, the Company received a $9.0 million cash distribution from U.S. Customs and Border Protection in the second quarter of 2012, representing the final distribution due the Company as part of the Continued Dumping and Subsidy Offset Act of 2000.  Excluding this distribution, the Company generated $0.5 million in cash from operating activities for the three month’s ended May 26, 2012 as compared with cash used in operations of $0.9 million for the three month’s ended May 28, 2011.  Capital expenditures for the second quarter of 2012 were $2.4 million primarily related to the expansion of the Company-owned store network.  The Company also repurchased 64,350 shares using $0.6 million and paid $0.6 million in dividends during the quarter.

About Bassett Furniture Industries, Inc.
Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With 87 company- and licensee- owned stores, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth opportunity for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 750 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the second fiscal quarter of 2012, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended.  For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.  In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements.  Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time.  The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements:  the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission.  Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income - unaudited
(In thousands, except for per share data)

	Quarter Ended		Quarter Ended		Six Months Ended		Six Months Ended
	May 26, 2012		May 28, 2011		May 26, 2012		May 28, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$67,454	100.0%	$66,261	100.0%	$128,422	100.0%	$130,525	100.0%

Cost of sales	31,793	47.1%	33,064	49.9%	61,090	47.6%	65,480	50.2%

Gross profit	35,661	52.9%	33,197	50.1%	67,332	52.4%	65,045	49.8%

Selling, general and administrative expense excluding bad debt and notes receivable valuation charges	33,213	49.2%	30,879	46.6%	64,209	50.0%	61,387	47.0%
Bad debt and notes receivable valuation charges	222	0.3%	6,200	9.4%	254	0.2%	13,026	10.0%
Licensee debt cancellation charges	-	0.0%	6,447	9.7%	-	0.0%	6,447	4.9%
Restructuring and asset impairment charges	475	0.7%	1,080	1.6%	711	0.6%	1,959	1.5%
Lease exit costs	131	0.2%	2,844	4.3%	359	0.3%	3,728	2.9%
Operating income (loss)	1,620	2.4%	(14,253)	-21.5%	1,799	1.4%	(21,502)	-16.5%

Gain on sale of affiliate	-	0.0%	85,542	129.1%	-	0.0%	85,542	65.5%
Income from Continued Dumping & Subsidy Offset Act	9,010	13.4%	-	0.0%	9,010	7.0%	-	0.0%
Other loss, net	(677)	-1.0%	(4,815)	-7.3%	(1,924)	-1.5%	(5,773)	-4.4%
Income before income taxes	9,953	14.8%	66,474	100.3%	8,885	6.9%	58,267	44.6%

Income tax expense	(1,911)	-2.8%	(3,928)	-5.9%	(1,439)	-1.1%	(3,975)	-3.0%
Net income	$8,042	11.9%	$62,546	94.4%	$7,446	5.8%	$54,292	41.6%

Basic earnings per share	$0.72		$5.43		$0.67		$4.72

Diluted earnings per share	$0.71		$5.39		$0.67		$4.69

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(unaudited)
Assets	May 26, 2012	November 26, 2011
Current assets
Cash and cash equivalents	$67,133	$69,601
Accounts receivable, net	14,165	14,756
Marketable securities	3,034	2,939
Inventories	47,915	45,129
Other current assets	6,532	7,778
Total current assets	138,779	140,203

Property and equipment
Cost	142,864	143,824
Less accumulated depreciation	91,521	93,878
Property and equipment, net	51,343	49,946

Investments	-	806
Retail real estate	15,989	16,257
Notes receivable, net	1,783	1,802
Other	13,730	14,160
Total long-term assets	31,502	33,025
Total assets	$221,624	$223,174

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,457	$18,821
Accrued compensation and benefits	6,491	7,201
Customer deposits	9,918	9,238
Dividends payable	563	6,063
Other accrued liabilities	12,618	10,302
Current portion of real estate notes payable	208	202
Total current liabilities	46,255	51,827

Long-term liabilities
Post employment benefit obligations	11,015	11,226
Real estate notes payable	3,556	3,662
Other long-term liabilities	3,247	4,024
Total long-term liabilities	17,818	18,912

Commitments and Contingencies

Stockholders’ equity
Common stock	56,160	56,712
Retained earnings	102,417	96,331
Accumulated other comprehensive loss	(1,026)	(608)
Total stockholders' equity	157,551	152,435
Total liabilities and stockholders’ equity	$221,624	$223,174

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Six Months Ended	Six Months Ended
	May 26, 2012	May 28, 2011
Operating activities:
Net income	$7,446	$54,292
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,615	2,907
Equity in undistributed income of investments and unconsolidated affiliated companies	(134)	(1,921)
Provision for restructuring and asset impairment charges	711	1,959
Non-cash portion of lease exit costs	359	2,228
Licensee debt cancelation charges	-	6,447
Provision for lease and loan guarantees	219	1,457
Bad debt and notes receivable valuation charges	254	13,026
Gain on mortgage settlement	-	(436)
Gain on sale of affilate	-	(85,542)
Other than temporary impairment of investments	806	-
Impairment and lease exit charges on retail real estate	-	4,790
Other, net	(36)	852
Changes in operating assets and liabilities
Accounts receivable	337	2,000
Inventories	(2,786)	2,782
Other current assets	(64)	(23)
Accounts payable and accrued liabilities	(1,465)	(9,439)
Net cash provided by (used in) operating activities	8,262	(4,621)

Investing activities:
Purchases of property and equipment	(4,352)	(964)
Proceeds from sale of interest in affiliate	1,410	67,752
Proceeds from sales of investments	875	2,603
Purchases of investments	(857)	(2,603)
Dividend from affiliate	-	3,756
Equity contribution to affiliate	-	(980)
Other,net	13	201
Net cash provided by (used in) investing activities	(2,911)	69,765

Financing activities:
Repayments of real estate notes payable	(100)	(3,791)
Issuance of common stock	157	88
Repurchases of common stock	(1,250)	(473)
Cash dividends	(6,626)	-
Payments on other notes	-	(2,127)
Net cash used in financing activities	(7,819)	(6,303)
Change in cash and cash equivalents	(2,468)	58,841
Cash and cash equivalents - beginning of period	69,601	11,071
Cash and cash equivalents - end of period	$67,133	$69,912

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter ended		Quarter ended		Six months ended		Six months ended
	May 26, 2012		May 28, 2011		May 26, 2012		May 28, 2011
Net Sales
Wholesale	$45,940	(a)	$45,751	(a)	$88,550	(a)	$91,720	(a)
Retail	42,805		38,009		81,622		74,988
Inter-company elimination	(21,291)		(17,499)		(41,750)		(36,183)
Consolidated	$67,454		$66,261		$128,422		$130,525

Operating Income (Loss)
Wholesale	$2,035	(b)	$(4,153)	(b)	$3,863	(b)	$(8,044)	(b)
Retail	66		(343)		(933)		(2,135)
Inter-company elimination	125		614		(61)		810
Licensee debt cancellation charge	-		(6,447)		-		(6,447)
Restructuring and asset impairment charges	(475)		(1,080)		(711)		(1,959)
Lease exit costs	(131)		(2,844)		(359)		(3,727)
Consolidated	$1,620		$(14,253)		$1,799		$(21,502)

(a) Excludes wholesale shipments for dealers where collectibility is not reasonably assured at time of shipment as follows:
	May 26, 2012	May 28, 2011
Quarter ended	$-	$-
Six Months	-	1,254
(b) Includes bad debt and notes receivable valuation charges as follows:
	May 26, 2012	May 28, 2011
Quarter ended	$222	$6,200
Six Months	254	13,026

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Supplemental Retail Information--unaudited
(In thousands)

	43 Comparable Stores				40 Comparable Stores
	Quarter Ended		Quarter Ended		Six Months Ended		Six Months Ended
	May 26, 2012		May 28, 2011		May 26, 2012		May 28, 2011
	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales

Net sales	$37,893	100.0%	$35,124	100.0%	$68,028	100.0%	$63,680	100.0%

Cost of sales	19,359	51.1%	18,210	51.8%	34,673	51.0%	32,824	51.5%

Gross profit	18,534	48.9%	16,914	48.2%	33,355	49.0%	30,856	48.5%

Selling, general and administrative expense*	17,956	47.4%	17,070	48.6%	32,999	48.5%	32,174	50.5%

Income (loss) from operations	$578	1.5%	$(156)	-0.4%	$356	0.5%	$(1,318)	-2.0%

	All Other Stores				All Other Stores
	Quarter Ended		Quarter Ended		Six Months Ended		Six Months Ended
	May 26, 2012		May 28, 2011		May 26, 2012		May 28, 2011
	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales

Net sales	$4,912	100.0%	$2,885	100.0%	$13,593	100.0%	$11,308	100.0%

Cost of sales	2,670	54.4%	1,932	67.0%	7,502	55.2%	7,158	63.3%

Gross profit	2,242	45.6%	953	33.0%	6,091	44.8%	4,150	36.7%

Selling, general and administrative expense	2,754	56.2%	1,140	39.5%	7,380	54.4%	4,967	43.9%

Loss from operations	$(512)	-10.6%	$(187)	-6.5%	$(1,289)	-9.6%	$(817)	-7.2%

*Comparable store SG&A includes retail corporate overhead and administrative costs.